SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 4, 1999

                         OUTLOOK SPORTS TECHNOLOGY, INC.
                                 ---------------

             (Exact name of registrant as specified in its charter)


Delaware                       000-25563                65-0648808
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(State or other jurisdiction  (Commission              (I.R.S. Employer
of incorporation)              File Number)             Identification No.)


                  100 Grand Street, Suite 5A New York, NY10013
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               (Address of principal executive office) (Zip code)


        Registrant's telephone number including area code: (212) 966-0400
                                  -------------

         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

                             Exhibit Index on Page 4


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ITEM 5.                    Other Events.

         On June 4, 1999 the Registrant entered into a Letter of Intent with Go2Pharmacy, Inc. ("Go2") under which the Registrant and Go2 have agreed, subject to certain conditions, for the Registrant to acquire 95% of the outstanding shares of Go2 in exchange for 27,300,000 shares of the Registrant's Class A Common Stock. Among other conditions, the acquisition is conditioned on the satisfactory completion of due diligence by both the Registrant and Go2 as well as approval by the Registrant's shareholders.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

c)  Exhibits

         Letter of Intent dated June 4, 1999 between the Registrant and Go2Pharmacy, Inc.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 OUTLOOK SPORTS TECHNOLOGY, INC.
                                                                      Registrant


Date: June 7, 1999                                        By: /s/ Paul H. Berger
                                                             -------------------
                                                             Paul H. Berger, CEO

                                INDEX TO EXHIBITS
                                    FORM 8-K

                                    Exhibit
                                   ---------

     2.1 Letter of Intent dated June 4, 1999 between the Registrant and Go2Pharmacy, Inc.

                         Outlook Sports Technology, Inc
                                Go2Pharmacy, Inc.
                                Letter of Intent

     This Letter of Intent is made by and between Outlook Sports Technology, Inc., a Delaware corporation with its principal place of business located at 100 Grand Street, 5th Floor, New York, NY 10013 (hereinafter referred to as "OST"), and GO2Pharmacy, Inc. a Delaware corporation with its principal place of business located 600 Central Avenue SW, 3rd Floor, Albuquerque, NM 87102 (hereinafter referred to as "GO2").

                                   Background

     OST is engaged in the business of golf club design and marketing. GO2 is an internet pharmacy corporation, engaged in the business of selling pharmaceuticals via on-line (electronic) commerce. OST will enter into an Agreement of Acquisition (the "Acquisition Agreement") with GO2, providing for the acquisition of 95% of the shares presently outstanding in GO2 for 27,300,000 shares of Outlook Sports Technology, Inc. Class A Common Stock. At the time of the Acquisition, OST will have at least Fourteen Million Dollars ($14,000,000) in cash in a bank account separate from OST's primary merchant banking account. All parties will use their best efforts to complete the Acquisition by July 15, 1999.

     NOW, THEREFORE, in the consideration of the mutual covenants contained herein, the parties do hereby agree as follows:


1.       Terms of the Acquisition

         A. The Acquisition Agreement will provide that certain shareholders of GO2 will agree to sell 95% of the outstanding shares in GO2 to OST and OST agrees to purchase the shares from GO2, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, for 27,300,000 shares of Outlook Sports Technology, Inc. Class A Common Stock ("Shares"). Shares to outstanding GO2 shareholders will be registered pursuant to the provisions of the Securities Act of 1933. The parties acknowledge that after the Acquisition it is the intent of OST to acquire the remaining 5% of GO2 from the legal owner of the shares.

         B. The Acquisition Agreement will provide for the full and complete indemnification of Nunzio De Santis, an individual presently residing at 4609 Rio Grand Blvd., NW, Albuquerque, NM 87107 against any and all lawsuits brought under his present non-compete agreement attached hereto and incorporated herein by reference (hereinafter "Schedule A"). Such indemnification shall include, but shall not be limited to the cost of attorney's fees and any settlement payments.

         C. The Acquisition Agreement will provide for the changing of the name of Outlook Sports Technology, Inc. to GO2Pharmacy, Inc.

         D. The existing Board of Directors of OST will be expanded from a two member board to a five member board. OST will nominate and support the election of three current officers and/or directors of GO2 to become directors of OST. Within 30 days following the Acquisition, if requested by the majority of members of the Board of Directors, the present two members of the Board of Directors will resign and two new members will be appointed.

2.       Conditions to the Acquisition

         A. Prior to the Acquisition, GO2 will have entered into a formal supply agreement with Ivax Pharmaceutical, Inc. ("Ivax") and will have entered into an agreement whereby Ivax will invest Five Million Dollars ($5,000,000) in cash for 35% of the outstanding shares of GO2 stock. These shares will be converted to 25% of the outstanding shares of OST at the time of the Acquisition. (Ivax shares will be derrived from the 27,300,000 shares of OST to be issued under the proposed transaction). The cash investment must be made prior to the Acquisition and the funds must continue to be held through the Acquisition and be transferred to OST at the time of the Acquisition as shall be provided in the Acquisition Agreement.

         B. Prior to the Acquisition GO2 will have created an on-line electronic commerce web site located at Go2Pharmacy.com. This web site will contain proprietary technology and will be capable of conducting pharmaceutical sales over the internet. This site will be fully functional within 120 days following the Acquisition.

         C. The continued  compliance with the  representations,  warranties and
acknowledgments  of  GO2  in  Paragraph  3  are  conditions   precedent  to  the
Acquisition Agreement.

         D. At the time of the acquisition, OST shall have a minimum of Fourteen Million Dollars ($14,000,000) in a bank account separate from OST's primary merchant banking account, and that these funds are unencumbered with no liens or restrictions.

         E. This Acquisition is subject to OST's shareholder approval, which may be granted by proxy.

3.       Representations and Warranties of GO2

         GO2 hereby represents and warrants to OST as follows:

         A. The 95% of the shares of GO2 OST will be acquiring are free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.

         B. GO2 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in any jurisdiction its business requires qualification, except in such jurisdictions in which the failure to be so qualified would not have a material adverse effect on GO2's business.

         C. GO2 at the time of the sale will have no debt, either long term or short term, will have no employment contracts of any nature and will be the subject of no lawsuits, with the exception of any action that may arise out of the agreement attached hereto as Schedule A.

         D. GO2 represents and warrants that it has ownership in the name Go2Pharmacy and Go2Pharmacy.com and that it trademarked all appropriate names, wordmarks and logos with the US Patent and Trademark Office and owns the URL Go2Phamacy.com.

4.  Representations and Warranties of OST

     A. OST shall deliver to GO2 prior to June 30, 1999 a copy of OST's Prospectus, 10Q and 10K.

     B. The Acquisition Agreement will include representations that at the time of the Acquisition OST is current in all required and necessary filings.

5.  Termination

         The Acquisition of GO2 is subject to the completion of due diligence by OST and GO2. In the event either OST's or GO2's independent due diligence discovers any material omission or misrepresentation or any material fact which may have a negative effect on the ability of either party to conduct business, either party may immediately terminate this Agreement. This Agreement will automatically expire on July 16, 1999 unless extended by both parties in writing.

6.  Press Release

         Within 5 business days of the signing of this Agreement, OST will make a press release announcing this Agreement. This release will be subject to the written approval of GO2 which will not be unreasonably withheld. No future press releases surrounding this transaction will be made unless agreed upon in writing by both parties.

7.   Severance

         If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement shall be valid and shall be enforceable to the fullest extent provided by law.

8.   Notice

         Notice by any party is deemed given when mailed, postage paid, certified or registered return receipt requested, Federal Express or any other overnight mail service, addressed to the parties at the address first listed above. Either party may, by written notice to the other, change the address to which any such communications shall be sent. After notice of such change has been received, any communications shall be sent directly to such party at such changed address.

9.  Entire Agreement

         This Agreement, consisting of the foregoing and Schedule A, correctly sets forth the entire agreement between OST and GO2. No agreements or understandings shall be binding on any of the parties hereto unless specifically set forth in this agreement or modified in a separate written agreement.

10.  Formal Agreement Contemplated

         It is understood that this Letter of Intent is merely a statement of intent and, while each of the parties agrees in principal to the contents hereof and each of the parties proposes to proceed promptly and in good faith to work out a definitive arrangement with respect to this Acquisition, any legal obligations shall be only as set forth in the duly executed Acquisition Agreement.

11.  Applicable Law

     This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to its principals of conflicts of laws.

     AGREED AND ACCEPTED:
     for Outlook Sports Technology, Inc.

        /s/ Paul Berger                               DATE  June 4, 1999
     by: Paul Berger, CEO


     and for: Go2Pharmacy, Inc.

         Nunzio De Santis                             DATE  June 4, 1999
     by: Nunzio De Santis, CEO